UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2014, Vocera Communications, Inc. (the “Company”) reported its financial results for the quarter ended June 30, 2014. A copy of the press release issued by the Company is furnished as Exhibit 99.01 to this report.

The information furnished with Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, the Company announced that Justin Spencer, 43, was appointed to the position of Executive Vice President and Chief Financial Officer of the Company, effective August 11, 2014. Mr. Spencer replaces William Zerella, the Company’s former Chief Financial Officer, who resigned from the Company, effective June 6, 2014, as previously reported on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 19, 2014. In such capacity, Mr. Spencer will also serve as the Company’s principal financial officer and principal accounting officer.

Previously, Mr. Spencer served as the Chief Financial Officer and Executive Vice President of Finance and Administration of Symmetricom, Inc., a provider of timekeeping and synchronization technologies, from September 2008 until it was acquired by Microsemi Corporation in November 2013. Prior to Symmetricom, Inc., Mr. Spencer served as the Executive Vice President and Chief Financial Officer at Covad Communications Group Inc., a provider of broadband integrated voice and data communications, from June 2007 until April 2008. From November 2002 until May 2007, Mr. Spencer served in various positions at Covad Communications Group Inc., including Interim Chief Financial Officer, Vice President of Finance and corporate development and product management roles. Mr. Spencer holds a bachelor’s degree in accounting from the University of Utah and a master’s degree from The Wharton School of Business.

In connection with Mr. Spencer’s appointment, he will receive a base salary of $330,000 per year and be eligible to receive a cash bonus under the Company’s Executive Incentive Compensation Plan. The target payment for such bonus will be equal to 55% of his annual base salary. For 2014, Mr. Spencer will receive a minimum cash bonus under the Company’s Executive Incentive Compensation Plan of $68,000, which represents the pro-rated amount of his target bonus if 100% of the Company’s performance measures are achieved. Mr. Spencer will also receive stock options to purchase 100,000 shares of the Company’s common stock and 57,000 restricted stock units. The stock options will vest in equal monthly installments over a four year period, and the restricted stock units will vest in equal annual installments over a three year period, each subject to Mr. Spencer’s continued employment with the Company.

The Company expects to enter into a Change of Control and Severance Agreement with Mr. Spencer, in the form previously filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 24, 2012. Such agreement will contain the Tier 2 terms as set forth in the form of Change of Control and Severance Agreement. The Company also expects to enter into an Indemnity Agreement with Mr. Spencer, in the form previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 1, 2011.

On July 31, 2014, the Company announced that on July 24, 2014, Brent Lang, the Company’s Chief Executive Officer, was appointed to serve as the Company’s Interim Chief Financial Officer until Mr. Spencer’s appointment is effective on August 11, 2014. Following such date, Mr. Lang will cease to serve as Interim Chief Financial Officer.

A press release announcing the foregoing management changes is filed as Exhibit 99.02 to this report.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.01	Press release announcing second quarter 2014 financial results, dated July 31, 2014.

99.02	Press release announcing appointment of Chief Financial Officer, dated July 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: July 31, 2014	By:	/s/ Jay M. Spitzen
Jay M. Spitzen
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release announcing second quarter 2014 financial results, dated July 31, 2014.

99.02	Press release announcing appointment of Chief Financial Officer, dated July 31, 2014.

4